PRICING SUPPLEMENT NO. 10                                         Rule 424(b)(3)
DATED: October 29, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue



Principal Amount:               Floating Rate Notes        Book Entry Notes
$100,000,000                    [x]                        [x]
Original Issue Date:            Fixed Rate Notes           Certificated Notes
November 3, 1998                [_]                        [_]

Maturity Date:                  CUSIP#: 073928 FF 5
November 3, 1999
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.43%

--------------------------------------




NYFS04...:\25\22625\0122\1324\SUPN028M.300

*     12/3/98, 1/4/99, 2/3/99, 3/3/99, 4/5/99, 5/3/99, 6/3/99, 7/6/99, 8/3/99,
      9/3/99 and 10/4/99.

**    12/3/98, 1/4/99, 2/3/99, 3/3/99, 4/5/99, 5/3/99, 6/3/99, 7/6/99, 8/3/99,
      9/3/99, 10/4/99 and 11/3/99.

***   The one-month LIBOR rate on October 30, 1998 plus 43 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.












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